EXHIBIT 23


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 1997, (except with respect to the matters discussed in Note Two of the financial statements, as to which the date is April 2, 1997) included in Zenith Electronics Corporation's Form 10-K for the year ended December 31, 1996, and to all references to our firm included in this Registration Statement.



                                             /s/ ARTHUR ANDERSEN LLP
                                             ------------------------
                                             ARTHUR ANDERSEN LLP


Chicago, Illinois
June 6, 1997